EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2011 Equity Incentive Plan of Vistaprint N.V. of our reports dated August 17, 2011, with respect to the consolidated financial statements of Vistaprint N.V. and the effectiveness of internal control over financial reporting of Vistaprint N.V. included in its Annual Report (Form 10-K) for the year ended June 30, 2011, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Boston, Massachusetts
August 17, 2011